EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Fourth quarter 2017 EPS grew 55.6%, or 47.8% on a core operating basis, compared to the fourth quarter of 2016

Full year 2017 EPS grew 30.7%, or 31.9% on a core operating basis, compared to 2016

PITTSBURGH, January 24, 2018 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported strong double-digit growth in fourth quarter and full year 2017 earnings, with expansion of its commercial banking, private banking and investment management businesses generating record levels of revenue, loans and deposits.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported net income of $38.0 million, or $1.32 per diluted share, for 2017 and $28.6 million, or $1.01, for 2016. The company reported net income of $12.0 million, or $0.42 per share, for the fourth quarter of 2017, $7.6 million, or $0.27, for the year-ago quarter and $10.0 million, or $0.35, for the linked third quarter of 2017. Fourth quarter and full year 2017 reported earnings per share (EPS) included a one-time benefit of $0.08 from recent federal tax legislation, while fourth quarter and full year 2016 EPS included net benefits of $0.04 and $0.07, respectively, from non-recurring items.

The company grew core operating EPS to $1.24 in 2017, which is an increase of 31.9% from $0.94 in 2016. Fourth quarter 2017 core operating EPS was $0.34, increasing 47.8% from $0.23 in the year ago quarter.

“TriState Capital’s financial results continue to demonstrate the earnings power of our diversified financial services company,” Chief Executive Officer James F. Getz said. “This marks the fourth consecutive year, and the twelfth consecutive quarter, that TriState Capital achieved double-digit EPS growth, driven by our rapidly expanding customer base, exceptional credit quality and record levels of revenue, deposits and loans, which surpassed the $4 billion milestone for the first time. TriState Capital is by every measure a growth company, and we look forward to continuing the expansion of our middle-market commercial banking business, our national private banking franchise and our premier investment management business in 2018.”

FOURTH QUARTER 2017 HIGHLIGHTS

•	Net interest income grew to a record $24.8 million, increasing 27.1% from the year-ago period and 5.1% from the linked quarter

•	Pre-tax income grew to a record $12.9 million, increasing 15.4% from the year-ago period and 5.5% from the linked quarter

•	Loans grew to a record $4.18 billion at period end, increasing 23.0% from one year prior and 6.5% during the quarter

•	Chartwell assets under management grew to $8.3 billion at period end, increasing 3.2% from one year prior and 1.4% during the quarter

•
Superior credit quality metrics included non-performing assets declining to 0.14% of assets, non-performing loans declining to 0.08% of loans and adverse-rated credits declining to 0.71% of loans at period end

TriState Capital’s record total revenue of $36.9 million in the fourth quarter of 2017 reflects growth of 11.2% from $33.2 million in the fourth quarter of 2016 and 4.5% from $35.3 million in the linked third quarter of 2017.

Net interest income (NII) of $24.8 million in the fourth quarter of 2017 reflected continued double-digit rates of loan growth, with NII increasing 27.1% from $19.5 million in the year-ago period and 5.1% from $23.6 million in the linked quarter.

EXHIBIT 99

Fourth quarter 2017 non-interest income totaled $12.1 million, compared to $13.6 million in the year-ago period and $11.7 million in the linked quarter. Non-interest income represented 32.8% of total revenue in the quarter ended December 31, 2017.

Chartwell investment management fee income was $9.4 million, or 25.5% of total revenue, in the fourth quarter of 2017, compared to $10.2 million in the same period last year and $9.2 million in the third quarter of 2017. Other non-interest income was $2.7 million in the fourth quarter of 2017, compared to $3.4 million in the year-ago period and $2.5 million in the linked quarter, primarily reflecting borrower-facing interest rate swap activity.

Total non-interest expenses were $25.7 million, or an annualized 2.24% of average assets, in the fourth quarter of 2017, including increased compensation costs tied to the company’s performance incentive program. Fourth quarter 2016 non-interest expense of $20.8 million was reduced by non-recurring adjustments in the fair value of previously accrued contingent consideration associated with that year’s acquisition of The Killen Group. Excluding non-recurring adjustments, fourth quarter 2016 non-interest expense, annualized, represented 2.38% of average assets. Third quarter 2017 non-interest expense totaled $22.8 million, or an annualized 2.09% of average assets.

The fourth quarter 2017 efficiency ratio for TriState Capital Bank was 61.42%, compared to 63.33% in the year-ago quarter and 54.81% in the linked quarter. TriState Capital’s full-year bank efficiency ratio improved to 57.39% in 2017, declining 378 basis points from 61.17% in 2016, as moderating expense growth resulted from the benefits of the company’s scale and prior investments in its distribution capabilities, operations and infrastructure.

Income tax expense for the fourth quarter and 12 months of 2017 reflected a $2.4 million, or $0.08 per share, one-time benefit from recent federal tax legislation. The adjustment was related to the acceleration of an incentive compensation deduction for tax purposes and favorable depreciation treatment associated with renewable energy credits, lowering the company’s 2017 effective tax rate to 20.0%. TriState Capital expects its 2018 effective tax rate to be approximately 21%.

(Dollars in thousands, except per share data)	Q4 2017	Q3 2017	Q4 2016	FY 2017	FY 2016
Income before tax (GAAP)	$12,885	$12,216	$11,167	$47,470	$41,689
Non-recurring, non-interest expense items:
Change in fair value of previously accrued acquisition earn out	—	—	(2,478)	—	(3,687)
Acquisition-related expense	—	—	351	—	352
Severance expense	—	—	300	—	300
Income before tax, excluding non-recurring items (non-GAAP)	$12,885	$12,216	$9,340	$47,470	$38,654
Adjustment for deferred taxes resulting in tax expense reduction	$2,351	$—	$—	$2,351	$—
Net impact of non-recurring items and tax adjustment on EPS	$0.08	$—	$0.04	$0.08	$0.07

BALANCE SHEET GROWTH
Total loans at year-end surpassed $4 billion for the first time in TriState Capital’s history, driven by strong production across all categories of lending. The company reported total loans of $4.18 billion at December 31, 2017, an increase of 23.0% from December 31, 2016 and 6.5% from September 30, 2017. Private banking loans of $2.27 billion at December 31, 2017 grew 30.5% year-over-year and 10.2% from the linked quarter. Commercial loans of $1.92 billion at December 31, 2017 reflected growth of 15.2% compared to one year prior and 2.3% compared to September 30, 2017.

Deposits totaled $3.99 billion at December 31, 2017, an increase of 21.3% from the prior year-end and 5.8% from September 30, 2017. Fourth quarter 2017 average noninterest-bearing deposits grew 2.0% from the year ago period and 9.6% from the linked quarter. These growing sources of funding reflect the success of TriState Capital’s national deposit sales team and enhanced treasury management offerings.

TriState Capital continues to manage an asset-sensitive balance sheet. At December 31, 2017, 91% of the company’s loan portfolio was floating rate and 25% of deposits were fixed-rate certificates of deposit.

EXHIBIT 99

ASSET QUALITY
TriState Capital’s strong asset quality metrics continued to improve in the fourth quarter of 2017, reflective of the company’s disciplined credit culture and continuing growth of its private banking non-purpose margin loans backed by marketable securities. Private banking loans comprised 54.1% of total loans at December 31, 2017.

Non-performing assets (NPAs) totaled $6.8 million at December 31, 2017, declining 69.2% from $22.0 million at December 31, 2016 and 35.7% from $10.5 million at September 30, 2017. NPAs made up 0.14% of total assets at year-end, declining by 42 basis points during 2017 and 9 basis points during the fourth quarter.

Non-performing loans (NPLs) totaled $3.2 million at December 31, 2017, declining 82.1% from $17.8 million at December 31, 2016 and 54.1% from $6.9 million at September 30, 2017. NPLs made up 0.08% of total loans at year-end, declining by 44 basis points during 2017 and 10 basis points during the fourth quarter.

Adverse-rated credits declined 29.9% from December 31, 2016, and 20.0% during the fourth quarter. Adverse-rated credits represented 0.71% of total loans at the end of the fourth quarter of 2017, 1.25% at December 31, 2016 and 0.95% at September 30, 2017.

The company recorded net recoveries of $103,000 in the fourth quarter of 2017, compared to net charge-offs of $2.6 million, or 0.32% of average total loans, in the year-ago quarter and $272,000, or 0.03% in the linked quarter.

TriState Capital recorded a credit to provision of $1.7 million for the fourth quarter of 2017, reflecting net recoveries and declining non-performing loans and adverse rated credits. Provision expense was $1.2 million in the fourth quarter of 2016 and $283,000 in the third quarter of 2017.

The company’s allowance for loan losses (ALL) continued to reflect declining NPLs and lower levels of provision required by the low risk profile of the growing proportion of private banking loans in the bank’s portfolio. ALL represented 0.34% of total loans at December 31, 2017, 0.41% at September 30, 2017 and 0.55% at December 31, 2016.

INVESTMENT MANAGEMENT
For the fourth quarter of 2017, Chartwell Investment Partners’ fee revenue totaled $9.4 million compared to $10.2 million in the year ago period and $9.2 million in the linked quarter.

Chartwell grew total assets under management to $8.3 billion at December 31, 2017, increasing 3.2% from $8.2 billion one year prior and 1.4% during the fourth quarter from $8.1 billion. The investment manager reported new business and new flows from existing accounts of $317 million and market appreciation of $197 million, which more than offset outflows of $400 million in the fourth quarter of 2017. Chartwell’s weighted average fee rate was 0.45% at December 31, 2017.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior growth in the period, while the company maintained capital ratios exceeding the highest required regulatory benchmark levels. As of December 31, 2017, TriState Capital Holdings reported ratios of 11.72% for total risk-based capital, 11.14% for tier 1 risk-based capital, 11.14% for common equity tier 1 risk-based capital and 7.25% for tier 1 leverage.

During 2017, the company repurchased 376,641 shares of TriState Capital Holdings’ common stock for approximately $8.7 million at an average cost of $23.03 per share, fully utilizing repurchase authorizations granted by its Board of Directors. Since the Board first authorized share buybacks in October 2014, the company repurchased a total of 1,751,370 shares of its common stock for approximately $23.7 million at an average cost of $13.53 per share.

At its regular January 2018 meeting, the Board approved additional share repurchases of up to $5 million, which may be made at the discretion of management from time to time in the open market or through negotiated transactions.

EXHIBIT 99

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on January 25 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10115413 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital Holdings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through February 1. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10115413.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.7 billion in assets, as of December 31, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.3 billion in assets under management, as of December 31, 2017, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Period-end balance sheet data:
Cash and cash equivalents	$156,153	$136,579	$103,994	$156,153	$103,994
Total investment securities	220,552	220,916	238,473	220,552	238,473
Loans held-for-investment	4,184,244	3,930,670	3,401,054	4,184,244	3,401,054
Allowance for loan losses	(14,417)	(15,979)	(18,762)	(14,417)	(18,762)
Loans held-for-investment, net	4,169,827	3,914,691	3,382,292	4,169,827	3,382,292
Goodwill and other intangibles, net	65,358	65,821	67,209	65,358	67,209
Other assets	166,007	158,006	138,489	166,007	138,489
Total assets	$4,777,897	$4,496,013	$3,930,457	$4,777,897	$3,930,457

Deposits	$3,987,611	$3,769,870	$3,286,779	$3,987,611	$3,286,779
Borrowings, net	335,913	279,162	239,510	335,913	239,510
Other liabilities	65,302	69,648	52,361	65,302	52,361
Total liabilities	4,388,826	4,118,680	3,578,650	4,388,826	3,578,650
Total shareholders' equity	389,071	377,333	351,807	389,071	351,807
Total liabilities and shareholders' equity	$4,777,897	$4,496,013	$3,930,457	$4,777,897	$3,930,457

Income statement data:
Interest income	$37,868	$35,575	$26,232	$134,295	$98,312
Interest expense	13,069	11,970	6,719	42,942	23,499
Net interest income	24,799	23,605	19,513	91,353	74,813
Provision (credit) for loan losses	(1,665)	283	1,178	(623)	838
Net interest income after provision for loan losses	26,464	23,322	18,335	91,976	73,975
Non-interest income:
Investment management fees	9,416	9,214	10,221	37,100	37,035
Net gain on the sale and call of investment securities	56	15	—	310	77
Other non-interest income	2,667	2,477	3,428	9,556	9,396
Total non-interest income	12,139	11,706	13,649	46,966	46,508
Non-interest expense:
Intangible amortization expense	463	463	462	1,851	1,753
Change in the fair value of acquisition earn out	—	—	(2,478)	—	(3,687)
Other non-interest expense	25,255	22,349	22,833	89,621	80,728
Total non-interest expense	25,718	22,812	20,817	91,472	78,794
Income before tax	12,885	12,216	11,167	47,470	41,689
Income tax expense	842	2,184	3,596	9,482	13,048
Net income	$12,043	$10,032	$7,571	$37,988	$28,641

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Per share and share data:
Earnings per common share:
Basic	$0.44	$0.36	$0.27	$1.38	$1.04
Diluted	$0.42	$0.35	$0.27	$1.32	$1.01
Book value per common share	$13.61	$13.17	$12.38	$13.61	$12.38
Tangible book value per common share (1)	$11.32	$10.88	$10.02	$11.32	$10.02
Common shares outstanding, at end of period	28,588,101	28,642,573	28,415,654	28,588,101	28,415,654
Weighted average common shares outstanding:
Basic	27,458,044	27,515,923	27,614,296	27,550,833	27,593,725
Diluted	28,679,619	28,659,990	28,349,644	28,711,322	28,359,152

Performance ratios:
Return on average assets (2)	1.05%	0.92%	0.79%	0.89%	0.81%
Return on average equity (2)	12.51%	10.69%	8.67%	10.30%	8.48%
Net interest margin (2) (3)	2.26%	2.27%	2.16%	2.25%	2.23%
Total revenue (1)	$36,882	$35,296	$33,162	$138,009	$121,244
Bank efficiency ratio (1)	61.42%	54.81%	63.33%	57.39%	61.17%
Efficiency ratio (1)	68.48%	63.32%	67.79%	64.94%	66.29%
Non-interest expense to average assets (2)	2.24%	2.09%	2.19%	2.15%	2.23%

Asset quality:
Non-performing loans	$3,183	$6,936	$17,790	$3,183	$17,790
Non-performing assets	$6,759	$10,517	$21,968	$6,759	$21,968
Other real estate owned	$3,576	$3,581	$4,178	$3,576	$4,178
Non-performing assets to total assets	0.14%	0.23%	0.56%	0.14%	0.56%
Non-performing loans to total loans	0.08%	0.18%	0.52%	0.08%	0.52%
Allowance for loan losses to loans	0.34%	0.41%	0.55%	0.34%	0.55%
Allowance for loan losses to non-performing loans	452.94%	230.38%	105.46%	452.94%	105.46%
Net charge-offs (recoveries)	$(103)	$272	$2,627	$3,722	$50
Net charge-offs (recoveries) to average total loans (2)	(0.01)%	0.03%	0.32%	0.10%	—%

Capital ratios:
Tier 1 leverage ratio	7.25%	7.40%	7.90%	7.25%	7.90%
Common equity tier 1 risk-based capital ratio	11.14%	11.14%	11.49%	11.14%	11.49%
Tier 1 risk-based capital ratio	11.14%	11.14%	11.49%	11.14%	11.49%
Total risk-based capital ratio	11.72%	11.80%	12.66%	11.72%	12.66%

Investment Management Segment:
Assets under management	$8,309,000	$8,195,000	$8,055,000	$8,309,000	$8,055,000
Adjusted EBITDA (1)	$1,605	$1,648	$2,797	$7,421	$9,873

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$142,458	$485	1.35%	$131,115	$420	1.27%	$118,807	$177	0.59%
Federal funds sold	8,179	23	1.12%	6,845	20	1.16%	5,922	6	0.40%
Investment securities available-for-sale	152,113	966	2.52%	140,741	760	2.14%	177,712	847	1.90%
Investment securities held-to-maturity	58,311	618	4.20%	60,220	631	4.16%	52,464	550	4.17%
Investment securities trading	746	4	2.13%	—	—	—%	—	—	—%
FHLB stock	11,753	153	5.16%	12,582	200	6.31%	8,518	150	7.01%
Total loans	3,984,768	35,679	3.55%	3,787,231	33,604	3.52%	3,249,874	24,563	3.01%
Total interest-earning assets	4,358,328	37,928	3.45%	4,138,734	35,635	3.42%	3,613,297	26,293	2.89%
Other assets	205,547			194,405			176,395
Total assets	$4,563,875			$4,333,139			$3,789,692

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$448,226	$1,411	1.25%	$371,526	$1,173	1.25%	$204,555	$272	0.53%
Money market deposit accounts	2,142,251	6,839	1.27%	2,021,755	6,263	1.23%	1,860,468	3,529	0.75%
Certificates of deposit	1,006,529	3,422	1.35%	1,003,280	3,168	1.25%	888,721	2,078	0.93%
Borrowings:
FHLB borrowings	260,218	792	1.21%	271,304	790	1.16%	185,000	286	0.62%
Line of credit borrowings	4,703	51	4.30%	2,571	22	3.39%	—	—	—%
Subordinated notes payable, net	34,680	554	6.34%	34,629	554	6.35%	34,477	554	6.39%
Total interest-bearing liabilities	3,896,607	13,069	1.33%	3,705,065	11,970	1.28%	3,173,221	6,719	0.84%
Noninterest-bearing deposits	225,094			205,368			220,637
Other liabilities	60,212			50,332			48,372
Shareholders' equity	381,962			372,374			347,462
Total liabilities and shareholders' equity	$4,563,875			$4,333,139			$3,789,692

Net interest income (1)		$24,859			$23,665			$19,574
Net interest spread			2.12%			2.14%			2.05%
Net interest margin (1)			2.26%			2.27%			2.16%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2017			December 31, 2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$126,888	$1,466	1.16%	$110,455	$595	0.54%
Federal funds sold	6,923	68	0.98%	6,116	22	0.36%
Investment securities available-for-sale	153,274	3,388	2.21%	180,460	3,234	1.79%
Investment securities held-to-maturity	58,635	2,463	4.20%	48,357	1,958	4.05%
Investment securities trading	188	4	2.13%	—	—	—%
FHLB stock	13,286	603	4.54%	10,363	494	4.77%
Total loans	3,711,701	126,544	3.41%	3,014,645	92,273	3.06%
Total interest-earning assets	4,070,895	134,536	3.30%	3,370,396	98,576	2.92%
Other assets	193,532			161,054
Total assets	$4,264,427			$3,531,450

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$336,337	$3,706	1.10%	$171,431	$813	0.47%
Money market deposit accounts	1,999,399	22,350	1.12%	1,676,455	11,376	0.68%
Certificates of deposit	967,503	11,429	1.18%	874,615	7,618	0.87%
Borrowings:
FHLB borrowings	295,315	3,152	1.07%	228,934	1,477	0.65%
Line of credit borrowings	2,214	90	4.07%	—	—	—%
Subordinated notes payable, net	34,605	2,215	6.40%	34,402	2,215	6.44%
Total interest-bearing liabilities	3,635,373	42,942	1.18%	2,985,837	23,499	0.79%
Noninterest-bearing deposits	210,860			170,573
Other liabilities	49,279			37,441
Shareholders' equity	368,915			337,599
Total liabilities and shareholders' equity	$4,264,427			$3,531,450

Net interest income (1)		$91,594			$75,077
Net interest spread			2.12%			2.13%
Net interest margin (1)			2.25%			2.23%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	December 31, 2017		September 30, 2017		December 31, 2016
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Private banking loans	$2,265,737	54.1%	$2,055,808	52.3%	$1,735,928	51.0%
Middle-market banking loans:
Commercial and industrial	667,684	16.0%	648,720	16.5%	587,423	17.3%
Commercial real estate	1,250,823	29.9%	1,226,142	31.2%	1,077,703	31.7%
Total middle-market banking loans	1,918,507	45.9%	1,874,862	47.7%	1,665,126	49.0%
Loans held-for-investment	$4,184,244	100.0%	$3,930,670	100.0%	$3,401,054	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2017				Year Ended December 31, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$37,809	$—	$59	$37,868	$134,029	$—	$266	$134,295
Interest expense	12,466	—	603	13,069	40,649	—	2,293	42,942
Net interest income (loss)	25,343	—	(544)	24,799	93,380	—	(2,027)	91,353
Provision (credit) for loan losses	(1,665)	—	—	(1,665)	(623)	—	—	(623)
Net interest income (loss) after provision for loan losses	27,008	—	(544)	26,464	94,003	—	(2,027)	91,976
Non-interest income:
Investment management fees	—	9,466	(50)	9,416	—	37,309	(209)	37,100
Net gain on the sale and call of investment securities	56	—	—	56	310	—	—	310
Other non-interest income	2,666	1	—	2,667	9,554	2	—	9,556
Total non-interest income	2,722	9,467	(50)	12,139	9,864	37,311	(209)	46,966
Non-interest expense:
Intangible amortization expense	—	463	—	463	—	1,851	—	1,851
Other non-interest expense	17,204	7,990	61	25,255	59,073	30,387	161	89,621
Total non-interest expense	17,204	8,453	61	25,718	59,073	32,238	161	91,472
Income (loss) before tax	12,526	1,014	(655)	12,885	44,794	5,073	(2,397)	47,470
Income tax expense (benefit)	1,477	(1,065)	430	842	9,211	522	(251)	9,482
Net income (loss)	$11,049	$2,079	$(1,085)	$12,043	$35,583	$4,551	$(2,146)	$37,988

	Three Months Ended December 31, 2016				Year Ended December 31, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$26,156	$—	$76	$26,232	$98,027	$—	$285	$98,312
Interest expense	6,170	—	549	6,719	21,300	—	2,199	23,499
Net interest income (loss)	19,986	—	(473)	19,513	76,727	—	(1,914)	74,813
Provision for loan losses	1,178	—	—	1,178	838	—	—	838
Net interest income (loss) after provision for loan losses	18,808	—	(473)	18,335	75,889	—	(1,914)	73,975
Non-interest income:
Investment management fees	—	10,277	(56)	10,221	—	37,258	(223)	37,035
Net gain on the sale and call of investment securities	—	—	—	—	77	—	—	77
Other non-interest income	3,427	1	—	3,428	9,393	3	—	9,396
Total non-interest income	3,427	10,278	(56)	13,649	9,470	37,261	(223)	46,508
Non-interest expense:
Intangible amortization expense	—	462	—	462	—	1,753	—	1,753
Change in fair value of acquisition earn out	—	(2,478)	—	(2,478)	—	(3,687)	—	(3,687)
Other non-interest expense	14,827	7,919	87	22,833	52,676	27,905	147	80,728
Total non-interest expense	14,827	5,903	87	20,817	52,676	25,971	147	78,794
Income (loss) before tax	7,408	4,375	(616)	11,167	32,683	11,290	(2,284)	41,689
Income tax expense (benefit)	2,092	1,524	(20)	3,596	9,568	4,357	(877)	13,048
Net income (loss)	$5,316	$2,851	$(596)	$7,571	$23,115	$6,933	$(1,407)	$28,641

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “adjusted EBITDA,” “total revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“EBITDA” and “adjusted EBITDA” are defined as net income before interest expense, income taxes, depreciation and intangible amortization expenses, adjusted for acquisition related items. We use adjusted EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2016
Tangible book value per common share:
Total shareholders' equity	$389,071	$377,333	$351,807
Less: intangible assets	65,358	65,821	67,209
Tangible common equity	$323,713	$311,512	$284,598
Common shares outstanding	28,588,101	28,642,573	28,415,654
Tangible book value per common share	$11.32	$10.88	$10.02

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Investment Management EBITDA:
Net income	$2,079	$620	$2,851	$4,551	$6,933
Interest expense	—	—	—	—	—
Income taxes expense	(1,065)	435	1,524	522	4,357
Depreciation expense	128	130	87	497	165
Intangible amortization expense	463	463	462	1,851	1,753
EBITDA	1,605	1,648	4,924	7,421	13,208
Change in fair value of acquisition earn out	—	—	(2,478)	—	(3,687)
Acquisition related items	—	—	351	—	352
Adjusted EBITDA	$1,605	$1,648	$2,797	$7,421	$9,873

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Total revenue:
Net interest income	$24,799	$23,605	$19,513	$91,353	$74,813
Total non-interest income	12,139	11,706	13,649	46,966	46,508
Less: net gain on the sale and call of investment securities	56	15	—	310	77
Total revenue	$36,882	$35,296	$33,162	$138,009	$121,244

Efficiency ratio:
Total non-interest expense	$25,718	$22,812	$20,817	$91,472	$78,794
Plus: change in fair value of acquisition earn out	—	—	2,478	—	3,687
Less: acquisition related items	—	—	351	—	352
Less: intangible amortization expense	463	463	462	1,851	1,753
Total non-interest expense, as adjusted (numerator)	$25,255	$22,349	$22,482	$89,621	$80,376
Total revenue (denominator)	$36,882	$35,296	$33,162	$138,009	$121,244
Efficiency ratio	68.48%	63.32%	67.79%	64.94%	66.29%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Bank total revenue:
Net interest income	$25,343	$24,114	$19,986	$93,380	$76,727
Total non-interest income	2,722	2,492	3,427	9,864	9,470
Less: net gain on the sale and call of investment securities	56	15	—	310	77
Total revenue	$28,009	$26,591	$23,413	$102,934	$86,120

Bank efficiency ratio:
Total non-interest expense (numerator)	$17,204	$14,575	$14,827	$59,073	$52,676
Total revenue (denominator)	$28,009	$26,591	$23,413	$102,934	$86,120
Bank efficiency ratio	61.42%	54.81%	63.33%	57.39%	61.17%